Exhibit 10.17

RUTH’S CHRIS STEAK HOUSE, INC.

(f/k/a RUTH U. FERTEL, INC.)

2000 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The 2000 Stock Option Plan (the “Plan”) of Ruth’s Chris Steak House, Inc. (f/k/a Ruth U. Fertel, Inc.), a Louisiana corporation (the “Company”), adopted by the Board of Directors of the Company on January 10, 2000, for executive and other key employees of the Company, is intended to advance the best interests of the Company by providing those persons who have substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan is also intended to increase the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company, (ii) any act or acts of disloyalty or misconduct by a Participant injurious to the interest, property, operations, business or reputation of the Company or a Participant’s commission of a felony or crime or act of moral turpitude or (iii) a Participant’s willful disregard of a directive given by a superior or the Board or a violation of a Company employment policy.

“Class A Common Stock” shall mean the Company’s Class A Common Stock par value $.01 per share, or, in the event that the outstanding Class A Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer this Option. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of a Committee, the functions of the Committee shall be performed by the Board.

“Company” shall mean Ruth’s Chris Steak House, Inc. (f/k/a Ruth U. Fertel, Inc.), a Louisiana corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Ruth’s Chris Steak House, Inc. (f/k/a Ruth U. Fertel, Inc.) as such term is defined in Section 425(f) of the Code.

“Disability” shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Fair Market Value” of the Class A Common Stock shall be the fair market value as determined by the Committee or, in the absence of the Committee, by the Board.

“Options” shall have the meaning set forth in Article IV.

“Participant” shall mean any executive or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” means (A) a merger or consolidation effecting a change in control of the Company such that the holders as of the close of business on the date of this Agreement of the Company’s capital stock and securities or rights convertible or exchangeable for or exercisable into capital stock cease to have the power to elect a majority of the Company’s board of directors, (B) a sale of all or substantially all of the Company’s assets, (C) a sale to any person or entity or group of affiliated persons or entities of the Company’s outstanding voting securities having the voting power to elect a majority of the Company’s board of directors or (D) any other transaction as a result of which Madison Dearborn Capital Partners III, L.P. and its affiliates cease to have the power to elect a majority of the Company’s board of directors and any person or entity or group of affiliated persons or entities obtains the power to elect a majority of the Company’s board of directors.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Class A Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 85,096.195 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of paragraph 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Class A Common Stock thereunder, or if any Options are exercised and the shares of Class A Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The 85,096.195 shares of Class A Common Stock available under the Plan shall be authorized and unissued shares.

ARTICLE V

Awards

V.I Options. The Committee may grant Options to Participants in accordance with this Article V.

V.2 Form of Option. Options granted under this Plan may be nonqualified stock options “NQOs”) subject to the provisions of Section 83 of the Code or options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code or any successor provision. All Options when granted are intended to be NQOs unless a Participant’s Option Agreement explicitly states that the Option granted thereunder is intended to be an ISO.

V.3 Exercise Price. The option exercise price per share of Class A Common Stock shall be fixed by the Committee.

V.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

V.5 Payment of Exercise Price. Each Option may be exercised in whole or in part by either (a) written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price in cash (including check, bank draft or money order) or, in the discretion of the Committee, in installments or by delivery of a promissory note (if in accordance with policies approved by the Board) or (b) with the approval of the Committee, a written notice to the Company that the Company is authorized to withhold from issuance a number of shares of Class A Common Stock issuable upon exercise of such Option which when multiplied by the Fair Market Value of the shares of Class A Common Stock issuable upon exercise of such Option is equal to the aggregate exercise price of such Option as determined in accordance with paragraph 5.3 (and such withheld shares shall no longer be issuable under such Option).

V.6 Term of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.

V.7 Limitations on ISOs. Notwithstanding anything in this Plan to the contrary, any Option that is intended to be an ISO under Section 422 of the Code:

(i) shall have been granted within ten years from the date this Plan was adopted;

(ii) shall have an option exercise price of not less than 100% of the Fair Market Value of the Class A Common Stock on the date such Option is granted or, in the case of an individual who at the time the option is granted owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Holder”), 110% of the Fair Market Value of the Class A Common Stock on the date the Option is granted;

(iii) shall not be exercisable after the expiration of five years from the date of grant, in the case of a 10% Holder;

(iv) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such ISO was granted, may be exercised only by such Participant (or his legal guardian or legal representative);

(v) shall be exercisable only during such Participant’s employment by the Company, provided, however, that the Committee may, in its discretion, provide at the time such ISO is granted that such ISO may be exercised for a period ending on the earliest of (x) the expiration of the term of the Option as determined in accordance with paragraph 5.6, (y) the date that is 12 months after termination of such Participant’s employment as result of his disability or (z) the date that is three months after termination of such Participant’s employment for any other reason. The Committee’s discretion to extend the period during which such ISO is exercisable shall only apply if and to the extent that (a) such Participant was entitled to exercise such ISO on the date of termination and (b) such ISO would not have expired had such Participant continued to be employed by the Company; and

(vi) shall not be awarded to any Participant that is not an employee of the Company.

The aggregate Fair Market Value of the shares of Class A Common Stock (determined as of the date the applicable ISO was granted) with respect to which an ISO is exercisable for the first time by any Participant during any calendar year shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that to the extent such limitation is exceeded with respect to any Option intended to be an ISO, any excess portion of such Option (as determined under the Code) shall be deemed an NQO.

ARTICLE VI

General Provisions

VI.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

VI.2 Sale of the Company. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company or are members of the Board at the time of the Sale of the Company and that such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

VI.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Chairman or the President of the Company for and in the name and on behalf of the

Company and shall be subject to the terms and conditions of the Plan prescribed in the Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Class A Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

VI.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

VI.5 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

VI.6 Expiration of Options.

(a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to paragraph 5.6 above.

(b) Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee in the Option Agreement or as otherwise required in paragraph 5.7 above, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, and any portion of a Participant’s Option that was vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant’s Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 90 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant’s Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date.

VI.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

VI.8 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Class A Common Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock then subject to any Options.

VI.9 Rights of Participants. Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

VI.10 Amendment, Suspension and Termination of Plan. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Class A Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

VI.11 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

VI.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

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